UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2013

ARC Group Worldwide, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah
(State or other jurisdiction of incorporation)

000-18122 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Explanatory Note

On December 3, 2013, the Company (as defined below) filed a Current Report on Form 8-K (the “Original Report”) which gave the date of November 25, 2013 as the Date of Report (Date of earliest event reported). This Current Report on Form 8-K/A amends the Original Report to correct the Date of Report (Date of earliest event reported), which should be November 26, 2013. All other information set forth in the Original Report remains unchanged.

Item 8.01    Other Events.

On November 26, 2013, ARC Group Worldwide, Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is now in compliance with the requirements of Listing Rule 5635(c) (the “Rule”). Previously, on September 9, 2013, NASDAQ notified the Company that it was not in compliance with the shareholder approval requirements of the Rule because prior shareholder approval had not been obtained for an issuance of 145,456 shares of the Company’s common stock (the “Equity Grant”) to Mr. Jason Young, the Company’s President and Chief Executive Officer. On November 25, 2013, the Company’s Annual Meeting of Shareholders approved the Equity Grant. As such, the letter from NASDAQ states that “Staff has determined that the Company has regained compliance with the Rule, and this matter in now closed”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: September 11, 2014	By:	/s/ Jason T. Young
	Name:	Jason T. Young
	Title:	President and Chief Executive Officer

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